UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 8, 2018

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement. .
Asset-Backed Revolving Debt Facility

On August 8, 2018, OnDeck Asset Funding II LLC (“ODAF II”), a wholly-owned subsidiary of On Deck Capital, Inc. (the “Company”), established a new asset-backed revolving debt facility (the “ODAF II Facility”). On that date, ODAF II entered into that certain Credit Agreement (the “Credit Agreement”) by and among ODAF II, as Borrower, the Lenders party thereto from time to time, Ares Agent Services, L.P., as Administrative Agent and Collateral Agent, and Wells Fargo Bank, N.A., as Paying Agent. The Company may now obtain funding (subject to customary borrowing conditions) through the ODAF II Facility to finance certain of the Company’s line of credit loans and term loans to its small business customers (collectively, the “Loans”).
The following table summarizes certain key aspects of the ODAF II Facility:

Commitment Amount	$175.0 million
Interest Rate	1 Month LIBOR + 3.0%
Advance Rate	87.5%
Revolving Funding Period	3 years
Maturity Date	August 8, 2022

Under the ODAF II Facility, the Lenders party thereto make loans to ODAF II, the proceeds of which are used to finance ODAF II’s purchase of Loans from the Company in a transaction structured to be bankruptcy remote. The revolving pool of Loans purchased by ODAF II serves as collateral for the loans made to ODAF II under the ODAF II Facility.

Under the ODAF II Facility, ODAF II can voluntarily repay (subject to certain minimum utilization requirements) and re-borrow principal amounts up to the aggregate commitment amount and subject to satisfaction of certain borrowing conditions, including borrowing base requirements and other requirements which may include:

•Eligibility Criteria. In order for the Loans to be eligible for purchase by ODAF II under the facility, they must meet all applicable eligibility criteria. Eligibility criteria include, among others, that the applicable Loan is denominated in U.S. dollars, that the customer under such Loan had a certain minimum OnDeck Score® at the time of underwriting, that such Loan was originated in accordance with the Company’s underwriting policies and that such Loan is a legal, valid and binding obligation of the obligor under such Loan.

•Concentration Limits. ODAF II’s collateral pool is subject to certain concentration limits that restrict the collateral pool from being overly concentrated with certain Loans sharing common characteristics and that, if exceeded, may require ODAF II to add or maintain additional collateral. Concentration limitations include, among others, geography, industry, minimum weighted average credit scores, minimum weighted average OnDeck Score®, maximum weighted average remaining term, minimum time in business, maximum outstanding principal balance and maximum credit limit.

The Loans and other assets to be transferred by the Company to ODAF II in connection with the ODAF II Facility will be owned by ODAF II, will be pledged to secure the payment of the obligations incurred by ODAF II, will be assets of ODAF II and will not be available to satisfy any of the Company’s obligations. Lenders under the ODAF II Facility do not have direct recourse to the Company.

The Company’s ability to utilize the ODAF II Facility is subject to ODAF II’s compliance with various covenants and other requirements of the Credit Agreement. The failure to comply with such requirements may result in events of default, the accelerated repayment of amounts owed under the ODAF II Facility, often referred to as an early amortization event, an increase in the interest rate payable on the loans and/or the termination of the ODAF II Facility.

Such covenants and other requirements include:

•Financial Covenants. Financial covenants include, among others, requirements with respect to minimum tangible net worth, maximum leverage ratio, minimum consolidated liquidity and minimum unrestricted cash.

•Portfolio Performance Covenants. Portfolio performance covenants include, among others, requirements that the collateral pool not exceed a certain maximum three month average delinquency rate and maximum three month average annualized gross default ratio and that the three month average gross excess spread on the collateral pool not be less than a minimum level. Gross excess spread under the ODAF II Facility is generally calculated by determining the amount by which collections received by ODAF II during a collection period (primarily interest and fees) exceed its fees and expenses during such collection period (including interest expense and servicing fees).

•Other Requirements. Other requirements may include or relate to, among other things, change of control events, certain insolvency-related events, events constituting a servicer default, an inability to engage a replacement backup servicer following termination of the current backup servicer, acceleration of amounts owed under the Company’s corporate debt facility, the inability or failure of ODAF II to cure a borrowing base deficiency, failure to make required payments or deposits, ERISA-related events, events related to the entry of an order decreeing dissolution that remains undischarged, events related to the entry or filing of material judgments, attachments or certain tax liens that remain undischarged, and certain other events or occurrences that may include breaches of terms, representations, warranties or affirmative and restrictive covenants. Restrictive covenants, among other things, impose limitations or restrictions on ODAF II’s ability to pay dividends, redeem its stock or similar equity interests, make payments in order to retire or obtain the surrender of warrants, options or similar rights, or the ability of ODAF II to incur additional indebtedness, make investments, engage in transactions with affiliates, sell assets, consolidate or merge, make changes in the nature of its business and create liens.

Following an event of default or an early amortization event under the ODAF II Facility, collections on the collateral are applied to repay principal rather than being available on a revolving basis to fund the origination activities of the Company's business. So long as such events are continuing, ODAF II may not make additional borrowings under the ODAF II Facility.

The Company will act as servicer with respect to the small business loans held by ODAF II. The Company could be replaced by a designated backup servicer or another replacement servicer upon certain specified occurrences including, among others, the Company defaulting in its servicing obligations or its failure to meet certain financial or other covenants.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

Item 1.02	Termination of a Material Definitive Agreement.

Concurrent with the closing of the ODAF II Facility, the Company optionally prepaid in full and terminated the $100 million asset-backed revolving debt facility by and between, among others, On Deck Asset Company, LLC, as borrower, and WM 2016-1, LLC, as administrative agent (the “ODAC Facility”) which was used to finance the Company’s line of credit loans. The interest rate for the ODAC Facility was 1 Month LIBOR + 7.25%.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

For the avoidance of doubt, the Company’s financial guidance included in the August 7, 2018 press release furnished as Exhibit 99.1 to its Current Report on Form 8-K of the same date (the “Financial Guidance”) includes the anticipated impact of the ODAF II Facility described in Items 1.01 and 2.03, and the optional prepayment in full of the ODAC Facility described in Item 1.02, of this Current Report on Form 8-K.  The Financial Guidance speaks only as of its date, not the date hereof, and remains subject to the “Safe Harbor Statement” contained in that press release, including the statement that the Company undertakes no duty to update except as required by law.

On August 8, 2018, the Company issued a press release announcing that it had entered into the ODAF II Facility. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities  Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated August 8, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2018	On Deck Capital, Inc.

/s/ Cory R. Kampfer
Cory R. Kampfer Chief Legal Officer